Exhibit 10.4

Addendum and Amendment of Promissory Note

Dated as of June 22, 2022

This Addendum and Amendment of Promissory Note (this “Amendment”), dated as of the date first set forth above (the “Amendment Date”), is entered into by and between (i) BioPower Operations Corporation, a Nevada corporation (the “Company”) and (ii) China Energy Partners, LLC, a Florida limited liability company (“Holder”). The Company and Holder may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Holder is the holder of the Senior Promissory Note of the Company issued on June 28, 2021 (the “Note”);

WHEREAS, the Parties now wish to amend the Note as set forth herein;

WHEREAS, pursuant to the terms of the Note, the Note may be amended in writing;

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Defined terms used herein without definition shall have the meaning given to them in the Note.

2.	Notwithstanding anything to the contrary in the Note, the Parties hereby agree as follows with respect to the Note:

(a)	The Note and the total Principal Amount and accrued interest as of the Amendment Date shall be repaid in full on the Amendment Date as follows:

(i)	$500,000 shall be paid in cash to the Holder, via wire transfer to an account as designated by the Holder to the Company; and

(ii)	The Company shall transfer to the Holder 200,000 USD Tokens, via transfer to and electronic wallet for the benefit of the Holder.

(b)	The Parties acknowledge and agree that $60,000 in interest previously accrued under the Note has been agreed to Holder pursuant to the transfer by the Company to the Holder of 53 HyFi NFT Athena Vaults, Invoice #AV100.

(c)	Following the payments and transfers as set forth in Section 2(a), the Note, the total Principal Amount and accrued interest, and any and all other amounts due and payable thereunder, shall each be deemed paid in full.

3.	Other than as amended herein, the Note shall remain in full force and effect. In the event of any conflict between the terms and conditions of the Note and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control.

4.	This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. All questions concerning jurisdiction, venue and the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Note.

5.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the Amendment Date.

BioPower Operations Corporation

By:	/s/ Troy MacDonald
Name:	Troy MacDonald
Title:	Chief Executive Officer

China Energy Partners, LLC

By:	/s/ Bonnie Nelson
Name:	Bonnie Nelson
Title:	Managing Member/Owner